NEWS RELEASE

TriQuint Announces First Quarter 2011 Results

HILLSBORO, OREGON (USA) - April 27, 2011 - TriQuint Semiconductor, Inc (NASDAQ: TQNT), a leading RF solutions supplier and technology innovator, announces its financial results for the quarter ended April 2, 2011, including the following highlights:

▪	Revenue for the quarter was $224.3 million, up 24% from Q1'10

▪	Mobile Devices quarterly revenue for Q1'11 grew 41% over Q1'10

▪	GAAP Net Income for the quarter was $12.4 million, or $0.07 per diluted share

▪	Non-GAAP Net Income for the quarter was $26.1 million, up more than 47% from Q1'10. Non-GAAP EPS was $0.15 per diluted share

▪
Recognized as a ZTE Supplier of the Year, Compound Semiconductor Europe R&D award recipient, China Electronic News top 10 brand and EE Times Annual Creativity in Electronics finalist for Company of the Year

▪	Introduced new single and dual band WLAN Power Amplifiers that augment the Texas Instruments WiLink™ 6.0 and WiLink 7.0 solutions to support strong market demand for WiFi connectivity

▪	Launched three new cable products expanding the transport portfolio

Commenting on the results for the quarter ended April 2, 2011, Ralph Quinsey, President and Chief Executive Officer, stated “Driven by strong demand in the smartphone market, we enjoyed 24% revenue growth and 47% growth in non-GAAP earnings year over year in the first quarter. Looking ahead, I expect continued solid traction in mobile devices, strength in high performance optical amplifiers and good progress in the cable market.”

Summary Financial Results for the Quarter Ended April 2, 2011:

Revenue for the first quarter of 2011 was $224.3 million, up 24% from the first quarter of 2010 and down 11% sequentially. Mobile Devices grew 41% year over year while Networks grew 6% year over year.

Gross margin for the first quarter of 2011 was 39.0%, up from 37.9% in the first quarter of 2010 and flat sequentially. On a non-GAAP basis, gross margin for the first quarter was 40.0%, up from 39.0% in the first quarter of 2010 and flat sequentially.

Operating expenses for the first quarter of 2011 were $67.1 million, or 30% of revenue, up from $55.3 million in the first quarter of 2010 and $61.6 million in the previous quarter. Non-GAAP operating expenses for the quarter were $63.2 million or 28% of revenue, including $5.4 million of litigation expense.

Net income for the first quarter of 2011 was $12.4 million, or $0.07 per diluted share. Non-GAAP net income for the first quarter of 2011 was $26.1 million, or $0.15 per diluted share. Please see the discussion of non-GAAP financial measures below and the attached supplemental schedule for a reconciliation of GAAP to non-GAAP financial measures.

Outlook:

The Company believes second quarter revenue will be between $230 million and $240 million. Litigation expense is expected to be approximately $7 million. Second quarter non-GAAP net income is expected to be between $0.16 and $0.18 per share. The Company is 86% booked to the midpoint of revenue guidance.

Additional Information Regarding April 2, 2011 Results:
GAAP and non-GAAP financial measures are presented in the tables below (in millions, except for percentage and per share information). Non-GAAP financial measures are reconciled to the corresponding GAAP financial measures in the financial statement portion of this press release.

GAAP RESULTS

	Three Months Ended
	Q1 2011	Q4 2010	Change vs. Q4 2010	Q1 2010	Change vs. Q1 2010
Revenue	$224.3	$253.4	(11)%	$180.8	24%
Gross Profit	39.0%	39.0%	0.0%	37.9%	1.1%
Op Income	$20.3	$37.3	(46)%	$13.2	54%
Net Income	$12.4	$42.5	(71)%	$13.7	(9)%
Diluted EPS	$0.07	$0.25	$(0.18)	$0.09	$(0.02)

NON-GAAP RESULTS A

	Three Months Ended
	Q1 2011	Q4 2010	Change vs. Q4 2010	Q1 2010	Change vs. Q1 2010
Revenue	$224.3	$253.4	(11)%	$180.8	24%
Gross Profit	40.0%	40.1%	(0.1)%	39.0%	1.0%
Op Income	$26.5	$43.5	(39)%	$18.1	46%
Net Income	$26.1	$42.8	(39)%	$17.7	47%
Diluted EPS	$0.15	$0.25	$(0.10)	$0.11	$0.04
A	Excludes stock based compensation charges, non-cash tax (benefit) expense, certain charges associated with acquisitions, and other specifically identified non-routine transactions.

Conference Call:
TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the company. To access the conference call, please dial (888) 813-6582 domestically, or (706) 643-7082 internationally, approximately ten minutes prior to the beginning of the call, using passcode 59216262. The call can also be heard via webcast accessed through the “Investors” section of TriQuint's web site at: www.triquint.com/investors/events. A replay of the conference call will be available until May 4, 2011.

Non-GAAP Financial Measures:
This press release provides financial measures for non-GAAP net income, diluted earnings per share, gross profit, operating expenses and operating income that exclude equity compensation expense, non-cash tax (benefit) expense, certain charges associated with acquisitions, and other specifically identified non-routine items, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-cash tax (benefit) expense includes certain deferred tax charges and benefits that do not result in a tax payment or tax refund. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management's and investors' ability to evaluate TriQuint's operating results.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool. The company compensates for these limitations by providing specific information regarding the GAAP amount excluded from the non-GAAP financial measures. The company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income and net income per share.

Forward-Looking Statements:
This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding TriQuint's anticipated revenues, litigation expenses and non-GAAP net income; growth in demand for TriQuint's products; and continued solid traction in mobile devices, strength in high performance optical amplifiers and progress in the cable market. Actual results may vary materially from those expressed or implied in the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors, including TriQuint's performance; demand for TriQuint's products; TriQuint's ability to develop new products, improve yields, maintain product pricing and reduce costs; TriQuint's ability to win customers, increase market share and continue to provide expected levels of inventory to customers; inventory levels in TriQuint's markets; delays or impediments in TriQuint's or its customers' supply chains; RF content expansion; market conditions; consumer demand for mobile internet devices such as smartphones and tablets; continued traction in mobile devices; growth in high performance optical product revenue for city-to-city and metro-ring data transport; the evolution of, and TriQuint's new product success, in the cable/hybrid-fiber-coax network markets; and levels of government spending in the defense market. Additional considerations and important risk factors are described in TriQuint's reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov. Except as required by law, TriQuint undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.
A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the risk factors described in TriQuint's filings with the Securities and Exchange Commission to be a complete statement of all potential risks and uncertainties.

Facts About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

TriQuint: Connecting the Digital World to the Global Network®

Steve Buhaly VP of Finance & Administration, CFO TriQuint Semiconductor, Inc Tel: +1.503.615.9401 E-mail: sbuhaly@tqs.com	Roger Rowe Director, Investor Relations TriQuint Semiconductor, Inc. Tel: +1.503.615.9189 E-Mail: roger.rowe@tqs.com	Media Contact: Brandi Frye Director, Marketing Comms TriQuint Semiconductor, Inc. Tel: +1.503.615.9488 E-mail: bfrye@tqs.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	April 2, 2011	December 31, 2010	April 3, 2010

Assets
Current assets:
Cash, cash equivalents and investments	$198,823	$223,656	$157,575
Accounts receivable, net	132,532	138,989	99,133
Inventories	124,487	101,457	92,237
Other current assets	90,577	82,369	30,370
Total current assets	546,419	546,471	379,315

Property, plant and equipment, net	378,380	352,188	277,142
Other, net	77,652	79,443	48,858
Total assets	$1,002,451	$978,102	$705,315

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$110,214	$115,119	$77,435
Other accrued liabilities	10,622	12,128	11,482
Total current liabilities	120,836	127,247	88,917

Long-term income tax liability	7,414	7,350	8,978
Other long-term liabilities	9,953	9,486	8,887
Total liabilities	138,203	144,083	106,782

Stockholders' equity	864,248	834,019	598,533
Total liabilities and stockholders' equity	$1,002,451	$978,102	$705,315

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	April 2, 2011	December 31, 2010	April 3, 2010

Revenues	$224,323	$253,389	$180,838
Cost of goods sold	136,929	154,493	112,339
Gross profit	87,394	98,896	68,499

Operating expenses:
Research, development and engineering	36,476	32,851	30,779
Selling, general and administrative	25,229	24,496	23,496
Litigation expense	5,399	4,228	985
Total operating expenses	67,104	61,575	55,260

Operating income	20,290	37,321	13,239

Other (expense) income:
Interest income	104	68	111
Interest expense	(387)	(555)	(204)
Foreign currency loss	(56)	(157)	(215)
Recovery of investment	151	1,340	—
Other, net	23	41	5
Other (expense) income, net	(165)	737	(303)

Income before income tax	20,125	38,058	12,936

Income tax expense (benefit)	7,686	(4,436)	(773)
Net income	$12,439	$42,494	$13,709
	.
Per Share Data
Basic per share net income	$0.08	$0.27	$0.09
Diluted per share net income	$0.07	$0.25	$0.09

Weighted-average shares outstanding:
Basic	162,413	159,333	153,554
Diluted	172,822	170,373	159,499

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(% of revenue)

	Three Months Ended
	April 2, 2011	December 31, 2010	April 3, 2010

Revenues	100.0%	100.0%	100.0%
Cost of goods sold	61.0%	61.0%	62.1%
Gross profit	39.0%	39.0%	37.9%

Operating expenses:
Research, development and engineering	16.3%	13.0%	17.0%
Selling, general and administrative	11.3%	9.7%	13.1%
Litigation expense	2.4%	1.6%	0.5%
Total operating expenses	30.0%	24.3%	30.6%

Operating income	9.0%	14.7%	7.3%

Other (expense) income:
Interest income	0.1%	0.1%	0.1%
Interest expense	(0.2)%	(0.2)%	(0.1)%
Foreign currency loss	(0.0)%	(0.1)%	(0.1)%
Recovery of investment	0.1%	0.5%	—%
Other, net	0.0%	0.0%	0.0%
Other (expense) income, net	(0.0)%	0.3%	(0.1)%

Income before income tax	9.0%	15.0%	7.2%

Income tax expense (benefit)	3.5%	(1.8)%	(0.4)%
Net income	5.5%	16.8%	7.6%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended
	April 2, 2011		December 31, 2010		April 3, 2010
	(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$87,394	39.0%	$98,896	39.0%	$68,499	37.9%
Adjustment for stock based compensation charges	1,219	0.5%	1,246	0.5%	957	0.5%
Adjustment for charges associated with acquisitions:
Amortization of intangible assets	1,065	0.5%	1,045	0.4%	1,020	0.6%
Writeoff IPR&D for abandoned development effort	—	—%	326	0.2%	—	—%
NON-GAAP GROSS PROFIT	$89,678	40.0%	$101,513	40.1%	$70,476	39.0%

GAAP OPERATING EXPENSES	$67,104	30.0%	$61,575	24.3%	$55,260	30.6%
Adjustment for stock based compensation charges	(3,686)	(1.7)%	(3,375)	(1.3)%	(2,695)	(1.5)%
Adjustment for charges associated with acquisitions:
Amortization of intangible assets	(216)	(0.1)%	(213)	(0.1)%	(202)	(0.1)%
NON-GAAP OPERATING EXPENSES	$63,202	28.2%	$57,987	22.9%	$52,363	29.0%

GAAP OPERATING INCOME	$20,290	9.0%	$37,321	14.7%	$13,239	7.3%
Adjustment for stock based compensation charges	4,905	2.2%	4,621	1.8%	3,652	2.0%
Adjustment for charges associated with acquisitions	1,281	0.6%	1,584	0.6%	1,222	0.7%
NON-GAAP OPERATING INCOME	$26,476	11.8%	$43,526	17.2%	$18,113	10.0%

GAAP NET INCOME	$12,439	5.5%	$42,494	16.8%	$13,709	7.6%
Adjustment for stock based compensation charges	4,905	2.2%	4,621	1.8%	3,652	2.0%
Adjustment for recovery of investment	(151)	(0.1)%	(1,340)	(0.5)%	—	—%
Adjustment for non-cash tax expense (benefit)	7,604	3.4%	(4,720)	(1.9)%	(1,041)	(0.6)%
Adjustment for charges associated with acquisitions	1,321	0.6%	1,747	0.7%	1,373	0.8%
NON-GAAP NET INCOME	$26,118	11.6%	$42,802	16.9%	$17,693	9.8%

GAAP DILUTED EARNINGS PER SHARE	$0.07		$0.25		$0.09
Adjustment for stock based compensation charges	0.03		0.03		0.02
Adjustment for recovery of investment	(0.00)		(0.01)		—
Adjustment for non-cash tax expense (benefit)	0.04		(0.03)		(0.01)
Adjustment for charges associated with acquisitions	0.01		0.01		0.01
NON-GAAP DILUTED EARNINGS PER SHARE	$0.15		$0.25		$0.11

Our earnings release contains forward looking estimates of non-GAAP diluted earnings per share for the second quarter of 2011. We provide these non-GAAP measures on a prospective basis for the same reasons that we provide them to investors on a historical basis. The following table provides a reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share for Q2 2011 based on the mid-point of guidance.

Forward Looking GAAP Diluted Earnings per Share	$0.08
Adjustment for stock based compensation charges	0.04
Adjustment for non-cash tax expense	0.04
Adjustment for charges associated with acquisitions	0.01
Forward Looking non-GAAP Diluted Earnings per Share	$0.17